Exhibit 10.29

AMENDMENT NO. 1

TO

ENGINEERING, PROCUREMENT AND CONSTRUCTION AGREEMENT

THIS AMENDMENT NO. 1 TO ENGINEERING, PROCUREMENT AND CONSTRUCTION AGREEMENT (this “Amendment No. 1”), dated as of May 10, 2024 (the “Amendment No. 1 Effective Date”), is entered into by and between Venture Global CP2 LNG, LLC, a Delaware limited liability company (“Owner”), and Worley Field Services Inc. a Texas Corporation (“Contractor”). Contractor and Owner are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, Owner and Contractor are parties to that certain Engineering, Procurement and Construction Agreement dated as of May 12, 2023, and

WHEREAS, pursuant to Section 41.8 of the Agreement, Owner and Contractor desire to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and provisions herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, hereby covenant and agree as follows:

1. Amendments.

(a)	Exhibit C to the Agreement is deleted in its entirety and replaced with the document attached as Attachment A to this Amendment No. 1.

(b)

Attachments C 1.1, C 1.3, and C 3.0 within Exhibit C shall be deemed effective as of October 1, 2023, for billing purposes. All other components of Exhibit C attached hereto as Attachment A shall be deemed effective as of the Amendment No. 1 Effective Date.

2. Benefits. This Amendment No. 1 shall inure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns. Except with respect to the rights of successors and permitted assigns as provided in the Agreement, including any Person who purchases, leases or takes a security interest in an undivided interest in the Facility (including the Lenders), nothing express or implied in this Amendment No. 1 is intended to confer upon any person, other than the Parties and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Amendment No. 1.

3. Effect of Amendment. Except as specifically set forth herein, the Agreement, as amended by this Amendment No. 1, remains in full force and effect in accordance with its terms.

4. No Oral Modifications. No oral or written modification, amendment or supplement of this Amendment No. 1 by any officer, agent or employee of Contractor or Owner, either before or after execution of this Amendment No. 1, shall be of any force or effect unless such modification, amendment, or supplement is in writing and is signed by both Parties.

5. Governing Law. This Amendment No. 1 shall in all respects be governed by, and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws.

6. Counterparts. This Amendment No. 1 may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. A signed copy of this Amendment No. 1 transmitted by facsimile or email shall be treated as an original and shall be binding against the Party whose signature appears on such copy.

[Signature page follows.]

IN WITNESS WHEREOF, the Parties have caused this Amendment No. 1 to be executed by their duly authorized representatives as of the Amendment No. 1 Effective Date.

Venture Global CP2 LNG, LLC	Worley Field Services Inc.

By: /s/ Keith Larson	By: /s/ Amanda Knost
Name: Keith Larson	Name: Amanda Knost
Title: General Counsel & Secretary	Title: President, US Gulf Coast

Attachment A

(Exhibit C – Contractor Rates attached)

[Omitted]

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